Exhibit 99.1

eHealth, Inc. Announces First Quarter 2012 Results

First Quarter 2012 Overview

•	Revenue of $37.1 million, compared to revenue of $37.6 million for the first quarter of 2011

•	Operating income of $3.9 million, compared to operating income of $4.0 million for the first quarter of 2011

•	EBITDA of $6.6 million, compared to EBITDA of $6.9 million for the first quarter of 2011

•	Submitted applications for IFP products decreased 3% from the first quarter of 2011

•	Total approved members increased 7% from the first quarter of 2011

•	GAAP operating margins of 11% and non-GAAP operating margins of 16% for the first quarter of 2012

•	GAAP net income of $2.1 million, or $0.10 per diluted share, and non-GAAP net income of $3.5 million, or $0.17 per diluted share, for the first quarter of 2012

•	Cash flows from operations were $5.1 million, compared to cash flows from operations of $6.8 million for the first quarter of 2011

MOUNTAIN VIEW, Calif.—April 26, 2012—eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the first quarter ended March 31, 2012.

Gary Lauer, chief executive officer of eHealth stated, “In the first quarter of 2012, we continued to build momentum in our business reflected by the revenues and earnings we are reporting today. We are very pleased with these results which demonstrate meaningful progress in growing our Medicare plan business and maintaining market leadership in our core individual and family plan business. Based on our first quarter results we are raising our 2012 annual revenue guidance.”

First Quarter Results

Revenue—Revenue for the first quarter of 2012 totaled $37.1 million, a 1% decrease compared to revenue of $37.6 million for the first quarter of 2011. Commission revenue for the first quarter of 2012 totaled $31.5 million, a 2% increase compared to commission revenue of $30.8 million for the first quarter of 2011.

Stuart Huizinga, chief financial officer of eHealth commented, “First quarter Medicare revenue was $6.5 million, a more than 180% increase year-over-year. Close to 60% of first quarter Medicare revenue came from broker commissions as compared to approximately 20% in the first quarter of 2011 reflecting our progress in transitioning to a direct fulfillment model.”

Submitted Applications—Submitted applications for individual and family products decreased 3% in the first quarter of 2012 to 115,400 applications, compared to 119,000 applications in the first quarter of 2011.

Membership—Estimated membership at March 31, 2012 totaled 848,600 members, a 6% increase over estimated membership of 801,200 at March 31, 2011. Total approved members, including individual and family plan, Medicare plan and other product members, increased 8% to 151,800 in the first quarter of 2012 compared to 141,000 in the first quarter of 2011.

Operating Income—Operating income for the first quarter of 2012 was $3.9 million, compared to operating income of $4.0 million for the first quarter of 2011. Operating margins were 11% in each of the first quarters of 2012 and 2011.

Non-GAAP operating income for the first quarter of 2012 was $6.0 million, compared to non-GAAP operating income of $6.3 million for the first quarter of 2011. Non-GAAP operating margins were 16% and 17% in the first quarters of 2012 and 2011, respectively. Non-GAAP operating income and margins in the first quarter of 2012 exclude $1.6 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense. Non-GAAP operating income and margins in the first quarter of 2011 exclude $1.9 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense.

EBITDA—EBITDA for the first quarter of 2012 was $6.6 million, a 5% decrease compared to EBITDA of $6.9 million for the first quarter of 2011. EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, including intangible asset amortization expense, interest and other (income) expense, net and provision for income taxes to GAAP net income.

Pre-tax Income—Pre-tax income for each of the first quarters of 2012 and 2011 was $3.9 million.

Net Income—Net income for the first quarter of 2012 was $2.1 million, or $0.10 per diluted share, compared to net income of $2.0 million, or $0.09 per diluted share for the first quarter of 2011. Non-GAAP net income for the first quarter of 2012 was $3.5 million, or $0.17 per diluted share, compared to non-GAAP net income of $3.7 million, or $0.17 per diluted share for the first quarter of 2011. Non-GAAP net income and non-GAAP net income per diluted share in the first quarter of 2012 exclude $1.6 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $0.7 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the first quarter of 2011 exclude $1.9 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $0.6 million for related income tax benefit.

Cash Flows and Cash Balance—Cash flows from operations for the first quarter of 2012 were $5.1 million, compared to cash flows from operations of $6.8 million for the first quarter of 2011.

Cash and cash equivalents as of March 31, 2012 totaled $116.2 million, compared to $123.6 million as of December 31, 2011. The change in cash and cash equivalents reflects $8.4 million used to repurchase 0.6 million shares of our common stock in the first quarter of 2012 as a part of a stock repurchase program. In the first quarter of 2012, eHealth completed a $30 million share repurchase program at an average per share price of $13.78. The change in cash and cash equivalents also reflects $4.4 million of cash consideration paid to a partner, whereby the partner transferred certain of its existing Medicare plan members to us as the broker of record on the underlying policies. Partially offsetting these uses of cash was $5.1 million of cash generated by operating activities in the three months ended March 31, 2012.

2012 Guidance

eHealth is raising its total revenue guidance for the full year ending December 31, 2012 based on information currently available:

•	Total revenue is expected to be in the range of $152 million to $158 million

eHealth is reaffirming its guidance for the full year ending December 31, 2012 provided on its last earnings call as follows:

•	Stock-based compensation expense is expected to be in the range of $6.5 million to $8 million

•	EBITDA* is expected to be in the range of $21 million to $26 million

•	Non-GAAP net income per diluted share** is expected to be in the range of $0.56 to $0.66 per share

Stuart Huizinga, chief financial officer of eHealth commented, “Based on the performance of our Medicare business and solid demand trends that we are observing in this market, we are planning to invest more in our Medicare business than we anticipated at the beginning of the year. Specifically, we want to further accelerate our move towards servicing 100% of our Medicare plan demand as a broker. This will require an accelerated increase in our customer care resources and related infrastructure. As a result, despite the increase in our revenue guidance range, we are not raising our 2012 EBITDA and EPS guidance ranges.”

*	EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, including intangible asset amortization expense, interest and other (income) expense, net and provision for income taxes to GAAP net income.

**	Non-GAAP net income per diluted share is calculated by excluding stock-based compensation expense, intangible asset amortization expense and the estimated tax benefit relating to these expenses.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, April 26, 2012 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 800-299-7928 for domestic callers and 617-614-3926 for international callers. The participant passcode is 96961827. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is 11949350. The live and archived webcast of the call will also be available on eHealth’s website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ:EHTH) is the parent company of eHealthInsurance, the nation’s leading online source of health insurance for individuals, families and small businesses. Through the company’s website, http://www.eHealthInsurance.com, consumers can get quotes from leading health insurance carriers, compare plans side by side, and apply for and purchase health insurance. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 180 of the nation’s leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia, making it the ideal model of a successful, high-functioning health insurance exchange. Through the company’s eHealth Technology solution (www.eHealthTechnology.com), eHealth is also a leading provider of health insurance exchange technology. eHealth Technology’s exchange platform provides a suite of hosted e-commerce solutions that enable health plan providers, resellers and government entities to market and distribute products online. eHealth, Inc. also provides powerful online and pharmacy-based tools to help seniors navigate Medicare health insurance options, choose the right plan and enroll in select plans online through its wholly-owned subsidiary, PlanPrescriber.com (www.PlanPrescriber.com) and through its Medicare website www.eHealthMedicare.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding guidance for total revenue, stock-based compensation expense, EBITDA, and non-GAAP net income per diluted share for the year ending December 31, 2012, our plans to invest more in our Medicare business, our plan to service more Medicare plan demand as a broker, and future increases in our customer care resources and related infrastructure. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform and medical loss ratio requirements; eHealth’s ability to maintain its relationship with health insurance carriers; eHealth’s success in marketing and selling Medicare-related health insurance plans; eHealth’s ability to hire, train and retain licensed health insurance agents for its Medicare business; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; decline in Medicare-related lead referral revenue; government disapproval of our use of marketing material, including call center scripts and our websites, to sell Medicare-related health insurance products; costs of acquiring new members; weak economic conditions; consumer awareness of the availability and accessibility of affordable health insurance; changes in member conversion rates; lack of membership growth and retention rates; changes in products offered on eHealth’s ecommerce platform; changes in commission rates or carrier underwriting practices; maintaining and enhancing eHealth’s brand identity; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; dependence upon Internet search engines; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; competition; our operations in China; success of eHealth’s sponsorship advertising business; the licensing of the use of eHealth’s technology or our performance of services pursuant to government contracts; protection of intellectual property and defense of intellectual property rights claims; legal liability, regulatory penalties and negative publicity; ability to attract and retain qualified personnel; management of business expansion and diversification; seasonality; impact of acquisitions, including risks associated with not realizing anticipated synergies and opportunities with respect to PlanPrescriber, Inc.; underperformance by PlanPrescriber, Inc.; PlanPrescriber’s maintenance of its relationships with its pharmacy and other partners that serve as a source of Medicare-related leads; government approval of marketing material, including websites relating to PlanPrescriber partner Medicare product lead referrals; maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations, including with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations;

exposure to security risks; and the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income; non-GAAP operating margins; earnings before interest, taxes, depreciation and amortization (“EBITDA”); non-GAAP net income and non-GAAP net income per diluted share.

•	Non-GAAP operating income consists of GAAP operating income excluding the following items:

•	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718, and

•	intangible asset amortization expense.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•

EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, interest and other (income) expense, net and provision for income taxes to GAAP net income.

•	Non-GAAP net income consists of GAAP net income excluding the following items:

•	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718,

•	intangible asset amortization expense, and

•	the related income tax benefit of these excluded items.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the Company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the Company’s ongoing operations. Externally, the Company believes that these non-GAAP financial measures are useful to investors in their assessment of the Company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, EBITDA, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of the Company’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The Company expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The Company compensates for these limitations by prominently disclosing GAAP operating income, GAAP operating margins, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the Company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Director, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Vice President, Communications

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31, 2011	March 31, 2012
	(1)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$123,607	$116,241
Accounts receivable	8,055	6,240
Deferred income taxes	4,622	4,051
Prepaid expenses and other current assets	3,377	4,003

Total current assets	139,661	130,535
Property and equipment, net	4,631	4,261
Deferred income taxes	3,390	4,171
Other assets	5,641	9,122
Intangible assets, net	10,526	10,079
Goodwill	14,096	14,096

Total assets	$177,945	$172,264

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,391	$3,233
Accrued compensation and benefits	7,904	5,475
Accrued marketing expenses	6,195	3,665
Deferred revenue	314	1,589
Other current liabilities	1,547	2,808

Total current liabilities	18,351	16,770
Other non-current liabilities	3,920	3,948
Stockholders’ equity:
Common stock	26	26
Additional paid-in capital	215,364	217,554
Treasury stock, at cost	(81,557)	(89,998)
Retained earnings	21,661	23,786
Accumulated other comprehensive income	180	178

Total stockholders’ equity	155,674	151,546

Total liabilities and stockholders’ equity	$177,945	$172,264

(1)	The condensed consolidated balance sheet at December 31, 2011 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2011	2012
Revenue:
Commission	$30,760	$31,464
Other	6,795	5,611

Total revenue	37,555	37,075
Operating costs and expenses:
Cost of revenue	2,651	1,675
Marketing and advertising (1)	12,909	12,987
Customer care and enrollment (1)	5,410	5,971
Technology and content (1)	5,470	5,482
General and administrative (1)	6,721	6,604
Amortization of acquired intangible assets	427	447

Total operating costs and expenses	33,588	33,166

Income from operations	3,967	3,909
Interest and other income (expense), net	(19)	21

Income before provision for income taxes	3,948	3,930
Provision for income taxes	1,967	1,805

Net income	$1,981	$2,125

Net income per share:
Basic	$0.09	$0.11
Diluted	$0.09	$0.10
Weighted-average number of shares used in per share amounts:
Basic	21,351	19,536
Diluted	22,052	20,449

(1) Includes stock-based compensation expense as follows:
Marketing and advertising	$246	$240
Customer care and enrollment	107	79
Technology and content	455	333
General and administrative	1,053	973

Total	$1,861	$1,625

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31,
	2011	2012
Operating activities
Net income	$1,981	$2,125
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	1,777	367
Depreciation and amortization	669	576
Amortization of acquired intangible assets	427	447
Stock-based compensation expense	1,861	1,625
Excess tax benefits from stock-based compensation	(1,089)	(551)
Deferred rent	(9)	(10)
Loss on disposal of property and equipment	3	—
Changes in operating assets and liabilities:
Accounts receivable	5,477	1,815
Prepaid expenses and other current assets	307	405
Other assets	(30)	(139)
Accounts payable	(1,380)	842
Accrued compensation and benefits	(2,183)	(2,432)
Accrued marketing expenses	105	(2,531)
Deferred revenue	(884)	1,275
Other current liabilities	(257)	1,279

Net cash provided by operating activities	6,775	5,093

Investing activities
Purchases of property and equipment	(505)	(203)
Book of business transfers	(765)	(4,373)

Net cash used in investing activities	(1,270)	(4,576)

Financing activities
Proceeds from exercise of common stock options	26	994
Cash used to net-share settle equity awards	(542)	(980)
Excess tax benefits from stock-based compensation	1,089	551
Repurchases of common stock	(3,796)	(8,441)
Principal payments in connection with capital lease	(14)	(6)

Net cash used in financing activities	(3,237)	(7,882)

Effect of exchange rate changes on cash and cash equivalents	(8)	(1)

Net increase (decrease) in cash and cash equivalents	2,260	(7,366)
Cash and cash equivalents at beginning of period	128,074	123,607

Cash and cash equivalents at end of period	$130,334	$116,241

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

Key Metrics:	Three Months Ended March 31, 2011	Three Months Ended March 31, 2012
Operating cash flows (1)	$6,775,000	$5,093,000
IFP submitted applications (2)	119,000	115,400
IFP approved members (3)	101,800	100,500
Total approved members (4)	141,000	151,800
Commission revenue (5)	$30,760,000	$31,464,000
Commission revenue per estimated member for the period (6)	$38.95	$37.82
Total revenue (7)	$37,555,000	$37,075,000
Total revenue per estimated member for the period (8)	$47.55	$44.56

	As of March 31, 2011	As of March 31, 2012
IFP estimated membership (9)	693,400	686,800
Total estimated membership (10)	801,200	848,600

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2012
Marketing and advertising expenses (11)	$12,909,000	$12,987,000
Marketing and advertising expenses as a percentage of total revenue (12)	34%	35%

Other Metrics:
Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (13)	43%	44%
Marketing partners (14)	32%	33%
Online advertising (15)	25%	23%

Total	100%	100%

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.
(2)	IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life, student or Medicare-related health insurance plans.
(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(5)	Commission revenue (from all sources) recognized during the period from the condensed consolidated statements of income.
(6)	Calculated as commission revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See our Form 10-K for the year ended December 31, 2011 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(7)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income.
(8)	Calculated as total revenue recognized during the period (see note (7) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See our Form 10-K for the year ended December 31, 2011 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(9)	Estimated number of members active on IFP insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2011 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(10)	Estimated number of members active on all insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2011 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(11)	Marketing and advertising expenses for the period from the condensed consolidated statements of income.
(12)	Calculated as marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (7) above).
(13)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.
(14)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.
(15)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2012

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended March 31, 2012
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$31,464	85%	$—	$31,464	85%
Other	5,611	15	—	5,611	15

Total revenue	37,075	100	—	37,075	100
Operating costs and expenses:
Cost of revenue	1,675	5	—	1,675	5
Marketing and advertising (1)	12,987	35	(240)	12,747	34
Customer care and enrollment (1)	5,971	16	(79)	5,892	16
Technology and content (1)	5,482	15	(333)	5,149	14
General and administrative (1)	6,604	18	(973)	5,631	15
Amortization of acquired intangible assets (2)	447	1	(447)	—	—

Total operating costs and expenses	33,166	89	(2,072)	31,094	84

Income from operations	3,909	11	2,072	5,981	16
Interest and other income, net	21	0	—	21	0

Income before provision for income taxes	3,930	11	2,072	6,002	16
Provision for income taxes (3)	1,805	5	734	2,539	7

Net income (4)	$2,125	6%	$1,338	$3,463	9%

Net income per share: (4)
Basic	$0.11		$0.07	$0.18
Diluted	$0.10		$0.07	$0.17
Weighted-average number of shares used in per share amounts:
Basic	19,536		19,536	19,536
Diluted	20,449		20,449	20,449

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)	Non-GAAP provision for income taxes excludes estimated income tax benefit of $0.7 million related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.
(4)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2011

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended March 31, 2011
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$30,760	82%	$—	$30,760	82%
Other	6,795	18	—	6,795	18

Total revenue	37,555	100	—	37,555	100
Operating costs and expenses:
Cost of revenue	2,651	7	—	2,651	7
Marketing and advertising (1)	12,909	34	(246)	12,663	34
Customer care and enrollment (1)	5,410	14	(107)	5,303	14
Technology and content (1)	5,470	15	(455)	5,015	13
General and administrative (1)	6,721	18	(1,053)	5,668	15
Amortization of acquired intangible assets (2)	427	1	(427)	—	—

Total operating costs and expenses	33,588	89	(2,288)	31,300	83

Income from operations	3,967	11	2,288	6,255	17
Interest and other income (expense), net	(19)	(0)	—	(19)	(0)

Income before provision for income taxes	3,948	11	2,288	6,236	17
Provision for income taxes (3)	1,967	5	595	2,562	7

Net income (4)	$1,981	5%	$1,693	$3,674	10%

Net income per share: (4)
Basic	$0.09		$0.08	$0.17
Diluted	$0.09		$0.08	$0.17
Weighted-average number of shares used in per share amounts:
Basic	21,351		21,351	21,351
Diluted	22,052		22,052	22,052

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)	Non-GAAP provision for income taxes excludes estimated income tax benefit of $0.6 million related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.
(4)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP NET INCOME TO NON-GAAP EBITDA RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2012

(In thousands, unaudited)

EBITDA Reconciliation

	Three Months Ended March 31,
	2011	2012
Net income	$1,981	$2,125
Stock-based compensation expense (1)	1,861	1,625
Depreciation and amortization (2)	669	576
Amortization of acquired intangible assets (2)	427	447
Interest and other (income) expense, net (3)	19	(21)
Provision for income taxes (4)	1,967	1,805

EBITDA	$6,924	$6,557

Explanation of adjustments

(1)	Non-GAAP EBITDA excludes the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP EBITDA excludes depreciation and amortization expense, including intangible asset amortization expense.
(3)	Non-GAAP EBITDA excludes interest income and other income and expenses.
(4)	Non-GAAP EBITDA excludes income tax expense.